Lightbridge Announces Appointment of Donald Oldham as
President of Telecom Decisioning Services (TDS)
Seasoned Sales Executive to lead Lightbridge’s Credit Decisioning Business

BURLINGTON, MA, September 5, 2006 — Lightbridge, Inc., (NASDAQ: LTBG), announced today the appointment of Don Oldham as President of the Telecom Decisioning Services business. Reporting to Lightbridge’s president and chief executive officer, Bob Donahue, Oldham will have complete responsibility for leading and expanding Lightbridge’s credit decisioning and analytics business. Oldham joins Lightbridge with over 30 years of high technology executive sales experience.

“We are very pleased to have Don Oldham join the Lightbridge executive team and look forward to his strong leadership for our TDS business. Don’s background and experience will benefit the business and assist us in delivering essential, innovative solutions for the wireless telecommunications industry as well as exploring new opportunities for business expansion.”

Prior to joining the company, Oldham served as Vice President of OEM Appliance Sales at Network Engines, Vice President of Sales and Program Management at Manufacturers Services, Ltd., and several senior management sales positions with Stratus Computer and International Business Machines Corporation.

About Lightbridge

Lightbridge, Inc. (NASDAQ: LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.

LIGHTBRIDGE is a registered trademark and the Lightbridge logo is a trademark of Lightbridge Inc. or its subsidiaries. All other marks are the property of their respective owners.

Forward-looking Statements

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s exploration of new opportunities for business expansion are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of compensation expense, restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of our payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, and (ix) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K, most recent 2006 Quarterly Report on Form 10-Q, and other public filings. The Company undertakes no obligation to update any forward-looking statements.

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Contacts:

Lynn Ricci
Lightbridge, Inc.
781-359-4854

lricci@lightbridge.com